Lightbridge Announces First Quarter 2007 Financial Results
Authorize.Net Revenue Grows 21% Year over Year
Net Merchants Adds of 9,159, up 50% Year over Year
Announced Intent to Acquire PSiGate
Marlborough, MA — April 25, 2007— Lightbridge, Inc. (NASDAQ: LTBG), a leading e-commerce company, today reported financial results for the quarter ended March 31, 2007.
Results
Revenue from continuing operations for the first quarter of 2007 was a record $16.3 million compared to $13.5 million for the first quarter of 2006. This represents an increase of 21% compared to the prior year.
The Company reported net income, including discontinued operations, of $1.9 million, or $0.07 per fully diluted share, for the first quarter of 2007 versus net income, including discontinued operations, of $1.6 million, or $0.06 per fully diluted share, for the comparable period of 2006. Included in net income for the first quarter of 2007 is a gain of $1.4 million related to the sale of the Telecom Decisioning Services (TDS) business.
Income from continuing operations was $2.1 million, or $0.07 per fully diluted share, for the first quarter of 2007 versus $497,000, or $0.02 per fully diluted share, reported for the first quarter of 2006. First quarter 2007 results included share-based compensation expense of $488,000 and restructuring charges of $148,000 due to a reduction of general and administrative staff related to the Company’s sale of the TDS Business.. First quarter 2006 results included share-based compensation expense of approximately $1.4 million and a restructuring charge of $114,000. For the first quarter of 2007, income from continuing operations before share-based compensation expense and restructuring charges (a non-GAAP financial measure) was $2.7 million, or $0.09 per fully diluted share. A detailed reconciliation of the GAAP and non-GAAP measures is included at the end of this release.
Discontinued Operations
The Company recorded a gain of $1.4 million in connection with the sale of the TDS business on February 20, 2007 and incurred a loss from TDS operations in the first quarter of $1.6 million. The Company’s TDS business results have been restated as discontinued operations for all periods.

Lightbridge Announces First Quarter 2007 Financial Results—Page 2
Business Perspective
“Authorize.Net had an impressive performance this quarter and we continue to see strong indications for future growth through the increasing new merchant additions and expanding channel partnerships,” said Robert Donahue, president and CEO.
Donahue added, “We believe Authorize.Net continues to be the payment processing leader in the small to medium sized business (SMB) market we serve. We are focused on maintaining that position through our leading payment gateway, superior customer service and support, powerful channel relationships and our strategic vision of providing one-stop shopping for SMB merchants. In addition, the potential acquisition of PSiGate, which we announced on April 23, 2007, will help us achieve a strategic goal by expanding our reach into Canada and enabling us to service the SMB marketplace throughout Canada and the United States. Our strategy to transform Lightbridge into a business solely focused on the fast growing e-commerce payments space has been realized with the sale of our TDS business and we are now able to concentrate all our efforts and resources on growing our e-commerce payments business.”
Authorize.Net Metrics
•	Processed a record $8.9 billion of merchant transactions in the first quarter, up 24% compared to the same period in 2006.
•	Processed 86.4 million transactions in the first quarter, a 19% increase over the comparable quarter last year.
•	Gross merchant adds in the first quarter of 2007 were a record 19,876, with net merchant adds at a record 9,159, up 25% and 50%, respectively, compared to the same period in 2006.
•	Active merchants as of March 31, 2007 were at a record 175,439, up 23% over the prior year.
Cash and Short-Term Investments
At March 31, 2007, Lightbridge’s cash and short-term investment position was $122.7 million, compared to $116.2 million at December 31, 2006. This includes funds held for merchants of $8.9 million compared to $8.8 million at December 31, 2006.
Company Performance versus Previous Guidance — First Quarter 2007
Lightbridge’s revenue of $16.3 million was at the mid-point of the Company’s revised first quarter guidance issued on February 21, 2007 of $15.9 million to $16.7 million.

Lightbridge Announces First Quarter 2007 Financial Results—Page 3
Income from continuing operations per fully diluted share was $0.07 for the first quarter of 2007, at the high end of the guidance range of $0.01 to $0.07.
Net income, including discontinued operations, for the first quarter of 2007 of $0.07 per fully diluted share was $0.02 above the high end of the guidance range of ($0.03) to $0.05, due principally to a lower than expected loss from the TDS business. The Company recorded a gain on the sale of the TDS business of $1.4 million, which was at the higher end of the guidance range of $1.0 to $1.5 million.
Income from continuing operations before share-based compensation expense and restructuring charges (a non-GAAP financial measure) was $0.09 per fully diluted share, at the higher end of the guidance range of $0.05 to $0.11 for the first quarter of 2007.
Business Outlook
Guidance is only current as of today, April 25, 2007. The Company undertakes no obligation to update its estimates. The Company is providing second quarter guidance based on continuing operations.
•	The Company anticipates revenue for the second quarter of 2007 to be in the range of $16.6 to $17.4 million.
•	The Company anticipates net income per fully diluted share for the second quarter of 2007 to be in the range of $0.05 to $0.11. The Company anticipates share-based compensation expense in the second quarter of 2007 associated with the expensing of stock options in accordance with SFAS 123(R) in the range of $400,000 to $600,000, or $0.01 to $0.02 per fully diluted share. The Company expects to record restructuring charges in the range of $100,000 to $150,000 in the second quarter related to the reduction of general and administrative staff.
•	For the second quarter of 2007, net income per fully diluted share before share-based compensation expense and restructuring charges (a non-GAAP financial measure) is anticipated to be in the range of $0.07 to $0.13.
The Company has decided not to provide full year guidance at this time given the recently announced intent to acquire PSiGate.
Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, (GAAP), the Company has provided non-GAAP financial measures, which it believes are useful to help

Lightbridge Announces First Quarter 2007 Financial Results—Page 4
investors better understand its financial performance, competitive position and prospects for the future. Such measures exclude share-based compensation expense and restructuring charges. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends. Management uses these measures along with their corresponding GAAP financial measures to help manage the Company’s business and to help evaluate its performance compared to the marketplace. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as superior to or as a substitute for financial information provided in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and, therefore, may not be comparable to, similarly titled measures used by other companies. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, contained in the attached exhibits and found on the Company’s website at: www.lightbridge.com.
Conference Call Information
Lightbridge will conduct a conference call today, April 25 at 4:30 pm (EST) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the “Investor Relations” section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company’s website for one week. The call can also be accessed live over the phone by dialing 1-888-603-6873. The replay will be available approximately one hour after the call and can be accessed by dialing 877-519-4471. The passcode number is 8696289. The replay will be available until Wednesday, May 9, 2007.
About Lightbridge
Lightbridge, Inc. (NASDAQ:LTBG) Lightbridge’s payment processing business, Authorize.Net provides secure, reliable, Internet Protocol (IP) based payment gateway solutions that enable merchants to authorize, settle and manage electronic transactions anytime, anywhere, via Web sites, at retail, mail order/telephone order (MOTO) call centers and on wireless devices. In addition to its payment solutions, Authorize.Net offers extensive value-add products designed to help merchants manage their business, fight fraud, and improve profitability. Authorize.Net is sold through an extensive network of partners that offer its IP-based payment services to their merchant customers.
###
Contact:
Lynn Ricci
Director, Investor & Media Relations
Lightbridge, Inc.
508/229-3216
lricci@lightbridge.com

Lightbridge Announces First Quarter 2007 Financial Results—Page 5
Note to Editors: LIGHTBRIDGE and AUTHORIZE.NET are registered trademarks and the Lightbridge logo is a trademark of Lightbridge, Inc. All other trademarks and registered trademarks are the properties of their respective owners.
Forward-looking Statements
Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s strategic vision, goals, products, services, markets, and growth prospects including, without limitation, the indications of future growth through the increasing new merchant additions and expanding channel partnerships, its belief that it is the payment processing leader in the SMB market it serves, its strategic vision of providing one-stop shopping for SMB merchants, its goal of expanding its payment processing capability outside the U.S., second quarter 2007 financial guidance and belief that its presentation of non-GAAP financial measures is useful to investors are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) the Company’s revenue concentration in the payment processing business, (ii) continuing rapid change in the payment processing industry and other markets in which the Company does business that may affect both the Company and its customers, (iii) the impact of competitive products, services and pricing on both the Company and its products and services, (iv) market acceptance of the Company’s new or enhanced products, services, technologies, including the PSiGate’s products and services, (v) current and future economic conditions generally and particularly in the payment processing industry, (vi) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, (vii) the impact of compensation expense, restructuring, asset impairment and other charges on the Company’s business and operations, (viii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions, including the acquisition of PSiGate (ix) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules and governmental regulations, changes in the application of existing laws and the impact of new laws, and dependence on relationships with resellers, certain financial institutions and third party payment processors, and (x) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2006, and other public filings. The Company undertakes no obligation to update any forward-looking statements.

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
Restated for discontinued operations
(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Revenues	$16,314	$15,704	$13,453
Cost of revenues	3,890	3,629	2,888

Gross profit	12,424	12,075	10,565

Operating expenses:
Engineering and development	1,414	1,496	1,387
Sales and marketing	5,076	4,809	4,464
General and administrative	4,187	3,652	4,665
Restructuring charges	148	59	114

Total operating expenses	10,825	10,016	10,630
Income from operations	1,599	2,059	(65)

Other income, net	1,705	1,505	1,010

Income from continuing operations before provision for income taxes	3,304	3,564	945
(Benefit) provision for income taxes	1,218	(19,739)	448

Income from continuing operations	2,086	23,303	497

Discontinued operations, net of income taxes:
Gain on sale of TDS assets	1,436	—	—
Income (loss) from discontinued operations	(1,581)	(1,305)	1,135

Total discontinued operations, net of income taxes	(145)	(1,305)	1,135
Net income	$1,941	$21,998	$1,632

Net income (loss) per common share (basic):
From continuing operations	$0.08	$0.85	$0.02
From discontinued operations	$(0.01)	(0.05)	0.04

Net income per common share (basic):	$0.07	$0.80	$0.06

Net income (loss) per common share (diluted):
From continuing operations	$0.07	$0.82	$0.02
From discontinued operations	—	(0.05)	0.04

Net income per common share (diluted):	$0.07	$0.77	$0.06

Basic weighted average shares	27,694	27,399	27,023

Diluted weighted average shares	28,993	28,540	27,561

Share-based compensation expense is included in the above expense categories:
Cost of revenues	$11	$33	$19
Engineering and development	61	70	68
Sales and marketing	20	22	23
General and administrative	396	395	1,294

	$488	$520	$1,404

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Balance Sheets
Restated for discontinued operations
(in thousands)

	March 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$122,734	$116,172
Accounts receivable, net	3,008	2,894
Deferred Tax Asset	4,690	4,690
Other current assets	1,626	1,250
Current assets of discontinued operations	1,254	2,737

Total current assets	133,312	127,743
Property and equipment, net	4,786	4,385
Other assets, net	444	418
Restricted cash	500	500
Goodwill	57,628	57,628
Intangible assets, net	14,874	15,582
Deferred tax asset	16,112	15,655
Non-current assets of discontinued operations	—	563

Total assets	$227,656	$222,474

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$5,853	$8,862
Deferred rent obligation	590	606
Deferred revenues	2,363	2,218
Funds due to merchants	8,879	8,751
Reserve for restructuring	821	804
Current liabilities of discontinued operations	1,346	2,536

Total current liabilities	19,852	23,777
Deferred rent, less current portion	1,812	1,957
Deferred tax liability	5,730	4,754
Other long-term tax liabilities	2,145	—
Deferred revenue, less current portion	1,035	971
Long-term liabilities	700	700

Total liabilities	31,274	32,159

Commitments and contingencies
Stockholders’ equity:
Common stock	315	309
Additional paid-in capital	183,005	178,196
Accumulated other comprehensive gain	173	171
Retained earnings	33,694	32,437

Total	217,187	211,113
Less: treasury stock, at cost	(20,805)	(20,798)

Total stockholders’ equity	196,382	190,315

Total liabilities and stockholders’ equity	$227,656	$222,474

Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
GAAP to Non-GAAP Reconciliation
Restated for discontinued operations
(in thousands, except per share data)

	Three Months Ended
	March 31,	Non-GAAP		March 31,
	2007	Adjustments		2006
Revenues	$16,314	$—		$16,314
Cost of revenues	3,890	(11	)(a)	3,879

Gross profit	12,424	11		12,435

Operating expenses:
Engineering and development	1,414	(61	)(a)	1,353
Sales and marketing	5,076	(20	)(a)	5,056
General and administrative	4,187	(396	)(a)	3,791
Restructuring charges and related asset impairments	148	(148)		—

Total operating expenses	10,825	(625)		10,200
Income from operations	1,599	636		2,235

Other income, net	1,705	—		1,705

Income from continuing operations before provision for income taxes	3,304	636		3,940
Provision for income taxes	1,218	—		1,218

		.
Income from continuing operations	2,086	636		2,722

Discontinued operations, net of income taxes:
Gain on sale of TDS assets	1,436	—		1,436
Loss from discontinued operations	(1,581)	71	(a)	(1,510)

Total discontinued operations, net of income taxes	(145)	71		(74)
Net income	$1,941	$707		$2,648

Net income (loss) per common share (basic):
From continuing operations	$0.08	$0.02		$0.10
From discontinued operations	(0.01)	—		(0.01)

Net income per common share (basic):	$0.07	$0.02		$0.09

Net income per common share (diluted):
From continuing operations	$0.07	$0.02		$0.09
From discontinued operations	—	—		$—

Net income per common share (diluted):	$0.07	$0.02		$0.09

Basic weighted average shares	27,694	27,694		27,694

Diluted weighted average shares	28,993	28,993		28,993

(a): Represents share-based compensation expense.

Lightbridge, Inc. and Subsidiaries
Q2 2007 Guidance Summary
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
Lightbridge’s future performance involves risks and uncertainties, and the Company’s actual results could differ materially from such performance. Some of the factors that could affect the Company’s operating results are set forth under the caption “Forward-Looking Statements” above in this press release. Additional information about factors that could affect Lightbridge’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent Annual Report on Form 10-K.

Guidance to
Three months ending
June 30, 2007
Total Revenues	$16,600 to $17,400
Net income per diluted share	$0.05 to $0.11
Share-based compensation expense	$400-$600
Restructuring charges	$100 to $150
Net income per diluted share before share-based compensation expense and restructuring charges(a)	$0.07 to $0.13

(a):	Represents a non-GAAP financial measure